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
             COOPERS & LYBRAND L.L.P          Morris County Financial Center      telephone (973) 829-9000
Coopers                                       One Sylvan Way
& Lybrand                                     Parsippany, New Jersey              facsimile (973) 829-9313
             a professional services firm     07054-3894
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                                  June 16, 1998







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Gentlemen:

         We have read the statements made by Biscayne Apparel, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 16, 1998. We agree with the statements concerning our Firm in such Form 8-K.


                                      Very truly yours,


                                      /s/ Coopers & Lybrand L.L.P.
                                      -----------------------------
                                      Coopers & Lybrand L.L.P.